UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2015

CANNAPHARMARX, Inc.

 (Exact name of Registrant as specified in its charter)

Delaware	000-27055	24-4635140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Collins Drive, Carneys Point, NJ 08069

(Address of principal executive offices)

856-376-0500

(Registrant's Telephone Number, Including Area Code)

___________________________________________________________________

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18, 2015 a majority of the Board of Directors voted to terminate Christopher P. Schnittker as Chief Financial Officer of the Company.  Mr. Schnittker's termination as Chief Financial Officer was effective on December 18, 2015.

Effective December 30, 2015, Gerald E. Crocker resigned as a Director and Chief Executive Officer of CannaPharmaRx, Inc. (the "Company").  A copy of Mr. Crocker's resignation is attached to this Report as Exhibit 99.1.

Effective December 31, 2015, Dr. Alex Giaquinto, PhD resigned as a Director of CannaPharmaRx, Inc.  A copy of Mr. Crocker's resignation is attached to this Report as Exhibit 99.2.

On December 18, 2015, James Smeeding was appointed interim President of the Company.   Mr. Smeeding's biography is as follows:

JAMES SMEEDING, AGE 65

Interim President

Mr. Smeeding, RPh, MBA, EVP of Professional Services for CannaPharmaRX,  is also the executive director of the National  Association of Specialty Pharmacy (NASP) as well as the National  Association of Cannabis  Pharmacy (NACP).  His pharmacy degree is from the  University  of Buffalo  and his MBA from the  University  of Texas.  Over the past 40 years his  practice  orientation  has been in  hospital pharmacy,   clinical  services  design,  home  infusion  therapy,  managed  care services,  disease management and specialty pharmacy.  He is a skilled corporate pharmaceutical executive having developed and led 5 successful companies through initial funding to sale.

Mr. Smeeding's  private  clients  constitute  the  spectrum  of  pharmaceutical companies, medical device companies,  diagnostic  testing  and all classes of pharmacy affairs -hospital,  retail, chain, managed care, academic and research. His broad expertise in professional affairs has allowed his clients to understand, approach  and impact  medical and  pharmacy  affairs  from  product selection through to the value proposition as  well  as   professional communications,  patient  communications and safety. He is broadly published and an invited presenter at many national and  international  conferences.  Jim is widely  known for his broad  interests  and his ability to moderate a program to bring out cogent learning points and make the educational  program applicable to practice.

On December 18, 2015, Mathew Sherwood, Vice President of Product Development, was appointed Secretary of the Company.   Mr. Sherwood's biography is as follows:

MATHEW SHERWOOD, AGE 38

Vice President; Product Development, Secretary

Mr. Sherwood has more than 20 years of experience in healthcare, both in private practice and as a consultant. Mr. Sherwood worked as a board-certified optician as well as a consultant in both practice management and optical laboratory solutions. As an optician, Mr. Sherwood developed solutions for ophthalmic lens manufacturing and high-performance prescription applications. For most of the last decade, Mr. Sherwood has turned his focus to medical cannabinoid solutions, developing a variety of cannabinoid-based solutions, and has a deep understanding of the potential of cannabinoid products.  Mr. Sherwood specializes in extraction technologies and the design and manufacturing of novel delivery systems.

SECTION 9  - FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

Item 9.01 Exhibits

            (d)

Exhibit Number	Description
99.1	Resignation Letter of Gerald E. Crocker
99.2	Resignation Letter of Dr. Alex Giaquinto, PhD

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNAPHARMARX, Inc.

By:       /s/ James Smeeding

____________________________________

James Smeeding

Title:     Interim President

Date: January 12, 2016